Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-261894) pertaining to the:
•2021 Equity Incentive Plan
•2021 Employee Stock Purchase Plan
•2015 Equity Incentive Plan, and
•2013 Stock Incentive Plan
of our reports dated March 28, 2023, with respect to the consolidated financial statements of WeWork Inc., and the effectiveness of internal control over financial reporting of WeWork Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2022.
/s/ Ernst & Young LLP
New York, New York
March 28, 2023